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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: May 1, 1997                   Date of Event: April 17, 1997

                             Allied Holdings, Inc.
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           (Exact name of registrant as specified in its charter)



          Georgia                     0-22276                   58-0360550
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(State or other jurisdiction        (Commission               (IRS Employer
    of incorporation                File Number)            Identification No.)


160 Clairemont Avenue, Suite 510, Decatur, Georgia                  30030
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(Address of principal executive offices)                          (Zip Code)

                                 404/370-1100
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             (Registrant's telephone number, including area code)

                                Not applicable
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         (Former name or former address, if changed since last report)


               The Total Number of Pages in this Document is 3.
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Item 2.   Acquisition or Disposition of Assets.

     On April 17, 1997, a subsidiary of Allied Holdings, Inc. ("Registrant") acquired all of the outstanding capital stock of Kar-Tainer International Limited ("Kar-Tainer"), a Bermuda corporation for $13.1 million. The terms and conditions of the transaction were determined through arms-length negotiations between the parties. The Board of Directors and shareholders of Kar-Tainer approved the transaction in accordance with applicable governing law. There are no material relationships between any of the sellers of the capital stock of Kar-Tainer and Registrant or any of its affiliates, directors or associates of any such person.

     The source of funds utilized for the payment of the purchase price was borrowings made in the ordinary course of business by the Registrant pursuant to the terms and conditions of its financial arrangements under a revolving credit facility by and among the Registrant and a syndicate of banks constituting its primary lenders.

     Kar-Tainer has offices in the United States, Bermuda, London and South Africa and has been involved in the containerized shipment of completely built up and semi-knocked down vehicles in international markets since 1983. Kar-Tainer is a leader in the design and manufacturer of ramps, frames and cassettes for completely built up and semi-knocked down vehicles in standard ISO containers.

     As a result of the transaction, Kar-Tainer is a wholly-owned subsidiary of Axis Group, Inc., a wholly-owned subsidiary of Registrant.

Item 7.   Financial Statements

     Financial statements and pro forma financial information regarding the transaction are not required to be included in this Report.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ALLIED HOLDINGS, INC.



May 1, 1997                   /s/ A. Mitchell Poole, Jr.
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                              A. Mitchell Poole, Jr., President and Chief
                              Operating Officer



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